SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                               FORM 8-K

                          CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2002

                          LNB Bancorp, Inc.
   (Exact name of the registrant as specified on its charter)

            Ohio                                  34-1406303
   (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)             Identification No.)

     457 Broadway, Lorain, Ohio                   44052 - 1769
(Address of principal executive offices)             (Zip Code)

                        (440) 244 - 6000
     Registrant's telephone number, including area code

                         Not Applicable
    (Former name, former address and former fiscal year,
                if changed since last report)





















ITEM 5.    Other Events

     Registrant discloses that the Securities and Exchange Commission is conducting an informal inquiry of the Company's purchases of its common shares during the period of January 2000 to July 2001. The focus of the inquiry by the SEC is on trading activity after 3:30 p.m. ET, which is an alleged violation of SEC Rule 10b-18.

     The purchase of common stock, typically 100 to 200 shares per day, authorized by a former employee of the Company, was intended to fund employee benefits plans. All the purchases were conducted through licensed and registered broker / dealers. The Company voluntarily ceased late day trading prior to the informal inquiry by the SEC.

     The Company has proposed a resolution to the inquiry, and a third party agent has been engaged to facilitate future purchases of shares for employee benefits plans.

     The Company cannot predict the SEC's reaction, nor the timing of the final resolution of the matter.

     Management of the Company does not believe that the final resolution of the inquiry will have a material financial impact in the future.

     Cautionary Statement Regarding Forward-looking Information. This 8-K Filing contains forward-looking statements based on current expectations that are covered under the "safe harbor" provision of the Securities Litigation Reform Act of 1995. These forward-looking statements are based on various assumptions, including matters outside our control. These forward-looking statements may be identified by reference to a future period, or by the use of forward-looking terminology, such as "expect", "will", "believe", "anticipate" or similar terms or variations of them. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including the outcome of the Company's discussions with the SEC regarding its inquiry.









SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LNB BANCORP, INC.


Date: June 7, 2002                    By:/s/Gregory D. Friedman
                                      -----------------------------
                                      Gregory D. Friedman, CPA
                                      Executive Vice President,
                                      Chief Financial Officer and
                                      Corporate Secretary